[Thompson & Knight LLP Letterhead]

August 25, 2006

GeoMet, Inc.

909 Fannin, Suite 3208

Houston, Texas 77010

Gentlemen:

We have acted as counsel to GeoMet, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of a registration statement on Form S-8, as amended (the “Registration Statement”), with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder, of up to 3,607,170 shares of its common stock, par value $0.001 per share (the “Securities”), as described in the Registration Statement.

In connection with the opinion expressed herein, we have examined the originals or copies, certified or otherwise authenticated to our satisfaction, of the Registration Statement and such corporate records of the Company, certificates of public officials and of officers of the Company, and other agreements, instruments and documents as we have deemed necessary or required as a basis for the opinion hereinafter expressed. We have assumed that (i) all information contained in all documents reviewed by us is true, complete and correct, (ii) all signatures on all documents reviewed by us are genuine, (iii) all documents submitted to us as originals are true and complete, (iv) all documents submitted to us as copies are true and complete copies of the originals thereof, (v) each natural person signing any document reviewed by us had the legal capacity to do so, and (vi) each natural person signing any document reviewed by us in a representative capacity had authority to sign in such capacity.

Based on the foregoing and in reliance thereon, and subject to the assumptions and qualifications specified herein, it is our opinion that the Securities, when issued in accordance with the plans registered under the Registration Statement, will be validly authorized, issued, fully paid and nonassessable.

In rendering the opinion expressed herein, we have assumed that no action heretofore taken by the Board of Directors of the Company in connection with the matters described or referred to herein has been modified, rescinded or withdrawn after the date hereof.

We express no opinion as to any matter other than as expressly set forth above, and no opinion, other than the opinion given herein, may be inferred or implied herefrom. We undertake no, and hereby disclaim any, obligation to advise the Company or anyone else of any change in any matter set forth herein. Our opinion is limited to the Delaware General Corporation Law.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including the Prospectus constituting a part thereof, and in any amendment thereto. The foregoing, however, shall not constitute an admission to our being experts as provided in Sections 7 and 11 of the Securities Act.

Respectively submitted,

/s/ THOMPSON & KNIGHT LLP
THOMPSON & KNIGHT LLP